N-SAR Exhibit: Sub-item 77I(a)
Legg Mason Partners Income Trust
Western Asset Global Strategic Income Fund

Item 77I (a): New or Amended Securities

In response to Sub-Items 77I (a), Western Asset Global Strategic Income Fund, the Registrant incorporates by reference the supplement to the fund's Prospectus, Summary Prospectus and Statement of Additional Information as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on March 3, 2016 (Accession No. 0001193125-16-491471).The Registrant also incorporates by reference Post-Effective Amendment No. 297 to Form N-1A filed on November 19, 2015 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No. 0001193125-15-382243).